Exhibit 99.1

Media inquiries:

Carin Warner or Christen Graham

Warner Communications

carin@warnerpr.com or christen@warnerpr.com

978-526-1960

Investor inquiries:

Andrea Clegg

NightHawk Radiology Holdings, Inc.

866-402-4295 or 208-292-2818

NightHawk Radiology Holdings, Inc. Announces Record Third Quarter;

Strong Year-to-Date Performance Drives Revised Guidance for the Year

Coeur d’Alene, Idaho, October 23, 2006 – NightHawk Radiology Holdings, Inc. (NASDAQ: NHWK), a leading provider of radiology services to radiology groups across the United States, today announced record financial results for the third quarter ended September 30, 2006. The company reported revenues of $25.2 million, reflecting a 47% increase year-over-year and all-time high operating income of $8.2 million, a 52% improvement year-over-year. Due to these positive results, the company also raised its full-year 2006 revenue and adjusted earnings guidance.

“During the third quarter we once again generated record revenues, operating income, and net income,” said Dr. Paul Berger, Chairman and Chief Executive Officer. “We continue to see solid growth in off-hours interpretations, comprised of strong growth in recurring revenue from existing customers as well as our ability to attract new customers, all while leveraging our existing infrastructure to improve operating margins and profits. We were also pleased to see more modest price declines than in prior periods, which further supports our belief that this trend is flattening. In addition, we are responding to our customers’ needs by building a solid foundation for additional service offerings beyond off-hours coverage, including the expansion into daytime hours, sub-specialization, customer workflow solutions and cardiac imaging services.”

Guidance

The company is revising its revenue and adjusted earnings per share guidance for the 2006 fiscal year. The company estimates that 2006 revenues will be in the range of $91 to $92 million, an increase from previous guidance of $89 to $91 million, and also estimates its adjusted earnings per diluted share, calculated from adjusted net income, will be in the range of $0.67 to $0.69. Previous guidance for 2006 adjusted earnings per diluted share was $0.61 to $0.64. With respect to the outlook for the fiscal fourth quarter, the company notes that it has historically experienced a seasonal decrease in volume from existing customers during the fourth quarter of each year, and this trend is expected to continue. In addition, the company anticipates an increase in sales, general and administrative expense (both in actual dollars and as a percentage of revenue) during the fourth quarter due to various end-of-year costs.

Third Quarter

For the third quarter ended September 30, 2006, revenues increased 47% to $25.2 million compared with $17.1 million for the third quarter of 2005. Revenue increases from the third quarter 2005 resulted primarily from same-site volume growth of 11% as well as 179 new customer additions since the third quarter of 2005. During the quarter, the company experienced a modest average unit price decline of 60 basis points (0.6%) from June 2006 bringing the year-to-date average unit price decline to 140 basis points (1.4%), further reinforcing management’s belief that the rate of pricing declines is flattening. Operating income for the quarter was $8.2 million compared to $5.4 million in the third quarter of 2005, an increase of 52%. Excluding the effects of non-cash stock compensation charges, operating income rose 65% to $9.6 million for the third quarter of 2006 compared to $5.8 million for the same quarter in 2005. Excluding the effects of non-cash charges, the company saw an increase in operating margins to 38.2% of revenue for the current period as compared to 33.9% for the same quarter in 2005.

The company’s adjusted net income for the third quarter of 2006 was $6.4 million, or $0.21 per diluted share, an 89% increase over third quarter 2005 adjusted net income of $3.4 million. The company grew adjusted net income margins to 25.6% of revenue as compared to 19.9% of revenue for the same period in 2005. The company’s adjusted net income for the third quarter of 2006 excludes the effect of approximately $1.4 million in non-cash stock compensation charges (which results in a tax-effected adjustment of $900,000). GAAP net income for the third quarter of 2006 was $5.6 million, or $0.18 per diluted share, compared with a GAAP net loss of $19.3 million for the third quarter of 2005 (which included a $16.7 million non-cash charge associated with the conversion feature of the company’s redeemable preferred stock and $5.8 million in charges related to our redeemable preferred stock).

A reconciliation of adjusted net income to GAAP net income is included in the tables attached to this press release and on NightHawk’s corporate website under the heading Investor Relations.

During the third quarter, cash flow from operations increased 119% to $7.0 million compared to $3.2 million in the third quarter of 2005. This was primarily due to the company’s earnings growth and lower Days Sales Outstanding of 44 days during the quarter compared to 53 days for the third quarter of 2005.

Year-To-Date Results

For the year-to-date period ended September 30, 2006, revenues increased 49% to $68.1 million compared with $45.6 million for the year-to-date period ended September 30, 2005. Operating income increased 71% to $20.8 million during the first nine months of 2006 compared to $12.2 million during the same period of 2005. Excluding the effects of non-cash stock compensation charges, the company grew operating income 56% to $24.8 million, or 36.4% of revenues, for the first three quarters of 2006 as compared to $15.9 million, or 34.8% of revenues, for the same period in 2005. Margin expansion was largely driven by increased leverage in sales, general and administrative costs.

The company’s adjusted net income for the first nine months of 2006 increased 73% to $16.0 million, or $0.54 per diluted share, as compared to adjusted net income of $9.2 million for the same period of 2005. The company grew adjusted net income margins to 23.5% of revenue as compared to 20.3% of revenue for the same period in 2005. The company’s adjusted net income excludes the effects of the change in the fair value of the conversion feature in the company’s redeemable preferred stock, preferred stock charges and non-cash stock compensation (net of tax effects). GAAP net loss for the year-to-date period ended September 30, 2006, which includes a first quarter non-cash charge of $44.2 million associated with the conversion feature of the company’s redeemable preferred stock and a $118,000 non-cash charge related to redeemable preferred stock, was $30.7 million, or ($1.09) per diluted share, compared with a GAAP net loss of $27.4 million for the same period of 2005 (which included a $28.1 million non-cash charge associated with the conversion feature of the company’s preferred stock and $6.3 million in charges relating to our redeemable preferred stock).

During the first nine months of 2006, cash flow from operations increased 170% to $14.6 million, compared to $5.4 million in the same period of 2005. This increase was driven by the company’s earnings growth and the favorable DSO trends discussed above.

Outlook

Dr. Berger concluded, “We are very pleased with both our strong third quarter and year-to-date results. For the first nine months of the year, sales have grown 49% over the same period in 2005 and adjusted net income has increased by 73%. In addition, we continue to build and expand upon our operating efficiencies and technology infrastructure investments. We have added 99 new customers since the beginning of the year and ended the most recent quarter with 57 outstanding radiologists. At the end of the third quarter we were providing services to 562 customers serving 981 hospitals, or approximately 18% of all hospitals in the U.S. With a high level of organic growth, strong recurring revenues, our ability to attract new customers, our outstanding team of radiologists and our additional service offerings, we expect to see continued long-term growth in our business and look forward to the remainder of 2006 and 2007.”

Change in Fair Value of Redeemable Preferred Stock

NightHawk was party to a stockholders agreement with the holders of its Series A preferred stock pursuant to which it had agreed to repurchase all or any portion of the shares of redeemable preferred stock. This feature, along with the conversion feature of the preferred stock, was considered an embedded derivative under SFAS No. 133. The company adjusted the carrying value of the embedded derivative to the estimated fair value and recognized the change in such estimated value in its consolidated statement of operations while such shares remained outstanding. During the first quarter of 2006, the company incurred charges of $44.2 million for this expense up to the date of its initial public offering on February 9, 2006, at which time such shares converted into shares of the company’s common stock. These charges, along with preferred stock accretion of $118,000, are non-cash in nature and terminated upon the Company’s initial public offering in February 2006.

About NightHawk

NightHawk, headquartered in Coeur d’Alene, Idaho, is a leading provider of radiology services to radiology groups across the United States. Its team of highly-qualified, U.S. board certified, state-licensed and hospital-privileged radiologists uses its proprietary workflow technology to provide radiological interpretations to its customers primarily from centralized reading facilities located in Sydney, Australia and Zurich, Switzerland.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the company’s growth strategy, the expansion of its current service offerings, seasonality effects on the company’s fourth quarter financial performance, including additional expenses the company anticipates during the fourth quarter and an outlook on the company’s future financial results, including its revenue and adjusted earnings per diluted share for 2006. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, competitive conditions in the radiology industry, and regulatory risks. Other factors that could cause operating and financial results to differ are described in the company’s prospectus and periodic reports filed with the Securities and Exchange Commission (SEC). Other risks may be detailed from time to time in reports to be filed with the SEC. NightHawk does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

Presentation of Non-GAAP Financial Information

The presentation of adjusted operating income, adjusted net income and adjusted earnings per diluted share are not measures of financial performance under GAAP and should not be considered a substitute for or superior to GAAP. Management believes these non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core results and providing for consistency in financial reporting. Specifically, the Company’s non-GAAP adjusted net income measure, and related adjusted earnings per diluted share, described in this release exclude the non-cash charges related to the conversion feature and accretion of our preferred stock, which charges ceased upon the closing of our initial public offering when our shares of preferred stock converted into shares of common stock, and the non-cash charges related to our stock-based compensation. We exclude the non-cash charges related to our stock-based compensation due to the fact that a substantial portion of our outstanding options and restricted stock units are held by our independent contractor physicians and require accounting treatment that differs from the accounting treatment for options and restricted stock units held by employees. Further, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting FAS 123R, NightHawk’s management believes that providing a non-GAAP financial measure that excludes stock-based compensation allows investors to make meaningful comparisons between our core business operating results and those of the companies within our industry.

We provide non-GAAP adjusted operating income, adjusted net income, and related adjusted earnings per diluted share, as financial measures because we also believe they provide greater transparency with respect to supplemental information used by management in its financial and operational decision making and to enhance investors’ overall understanding of our current financial performance and our future prospects. For reconciliation of our non-GAAP financial measures to the most applicable GAAP financial measure, please refer to the information included in the attached tables of this press release and on our corporate website under the heading investor relations.

Financial Statements to follow:

CONSOLIDATED BALANCE SHEETS (unaudited)

	December 31, 2005	September 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$12,610,487	$50,713,412
Investments		29,312,266
Trade accounts receivable, net	10,485,571	12,127,673
Deferred income taxes	19,839
Prepaids and other current assets	2,164,126	1,695,644

Total current assets	25,280,023	93,848,995
Property and equipment, net	5,079,280	5,882,622
Goodwill	1,335,788	4,965,670
Intangible assets, net	3,431,418	3,039,584
Deferred tax asset		1,436,305
Other assets, net	409,253	85,686

Total	$35,535,762	$109,258,862

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$5,502,977	$8,707,127
Dividends declared	7,000,000
Accrued payroll and related benefits	2,366,430	2,436,363
Accrued interest payable	424,601
Deferred income taxes		241,200
Long-term debt, due within one year	6,229,991

Total current liabilities	21,523,999	11,384,690
Long-term debt	17,773,438
Fair value of redeemable preferred stock conversion feature	45,256,250
Deferred income taxes	630,303

Total liabilities	85,183,990	11,384,690

Redeemable common stock	15,356,253
Redeemable convertible preferred stock	13,156,916
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock- 150,000,000 shares authorized; $.001 par value; 15,838,139 and 29,872,774 shares issued and outstanding at December 31, 2005 and September 30, 2006, respectively	15,838	29,873
Additional paid-in capital	9,434,351	227,568,112
Retained earnings (deficit)	(87,611,586)	(129,723,813)

Total stockholders’ equity (deficit)	(78,161,397)	97,874,172

Total	$35,535,762	$109,258,862

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2005	2006	2005	2006
Service revenue	$17,143,664	$25,158,889	$45,587,587	$68,074,661
Operating costs and expenses:
Professional services (includes non-cash compensation expense of $280,419, $1,086,747, $521,807 and $3,333,430)	6,281,922	9,552,786	15,796,222	26,500,833
Sales, general, and administrative (includes non-cash compensation expense of $144,560, $309,068, $3,175,063 and $660,512)	5,194,524	6,871,137	16,794,642	19,224,442
Depreciation and amortization	277,236	527,192	829,378	1,580,439

Total operating costs and expenses	11,753,682	16,951,115	33,420,242	47,305,714

Operating income	5,389,982	8,207,774	12,167,345	20,768,947
Other income (expense):
Interest expense	(261,829)	(599)	(723,254)	(560,270)
Interest income	2,104	875,391	34,236	2,026,675
Other, net	(13,321)	(19,800)	(60,815)	(64,136)
Change in fair value of redeemable preferred stock conversion feature	(16,737,502)		(28,109,723)	(44,183,770)

Total other income (expense)	(17,010,548)	854,992	(28,859,556)	(42,781,501)

Income (loss) before income taxes	(11,620,566)	9,062,766	(16,692,211)	(22,012,554)
Income tax expense	1,965,865	3,480,615	4,430,020	8,595,532

Net income (loss)	(13,586,431)	5,582,151	(21,122,231)	(30,608,086)
Redeemable preferred stock accretion	(268,957)		(790,010)	(117,534)
Preferred dividends	(5,486,555)		(5,486,555)

Income (loss) applicable to common stockholders	$(19,341,943)	$5,582,151	$(27,398,796)	$(30,725,620)

Earnings (loss) per common share:
Basic	$(1.12)	$0.19	$(1.59)	$(1.09)
Diluted	$(1.12)	$0.18	$(1.59)	$(1.09)
Weighted averages of common shares outstanding:
Basic	17,194,286	29,836,960	17,194,286	28,061,658
Diluted	17,194,286	30,760,414	17,194,286	28,061,658

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

RECONCILIATION BETWEEN GAAP AND ADJUSTED NET INCOME (LOSS)

	Three months ended
	September 30, 2005			September 30, 2006
	GAAP	Adjustments	As Adjusted	GAAP	Adjustments	As Adjusted
Service revenue	$17,143,664		$17,143,664	$25,158,889		$25,158,889
Operating costs and expenses:
Professional services (includes non-cash compensation expense of $280,419 and $1,086,747)	6,281,922	(280,419)	6,001,503	9,552,786	(1,086,747)	8,466,039
Sales, general, and administrative (includes non-cash compensation expense of $144,560 and $309,068)	5,194,524	(144,560)	5,049,964	6,871,137	(309,068)	6,562,069
Depreciation and amortization	277,236	—	277,236	527,192	—	527,192

Total operating costs and expenses	11,753,682	(424,979)	11,328,703	16,951,115	(1,395,815)	15,555,300

Operating income	5,389,982	424,979	5,814,961	8,207,774	1,395,815	9,603,589
Other income (expense):
Interest expense	(261,829)		(261,829)	(599)		(599)
Interest income	2,104		2,104	875,391		875,391
Other, net	(13,321)		(13,321)	(19,800)		(19,800)
Change in fair value of redeemable preferred stock conversion feature	(16,737,502)	16,737,502	—	—	—	—

Total other income (expense)	(17,010,548)	16,737,502	(273,046)	854,992	—	854,992

Income (loss) before income taxes	(11,620,566)	17,162,481	5,541,915	9,062,766	1,395,815	10,458,581
Income tax expense	1,965,865	165,742	2,131,607	3,480,615	544,368	4,024,983

Net income (loss)	(13,586,431)	16,996,739	3,410,308	5,582,151	851,447	6,433,598
Redeemable preferred stock accretion	(268,957)	268,957	—	—	—	—
Preferred dividends	(5,486,555)	5,486,555	—	—	—	—

Income (loss) applicable to common stockholders	$(19,341,943)	$22,752,251	$3,410,308	$5,582,151	$851,447	$6,433,598

Earnings (loss) per share:
Basic	$(1.12)		$0.20	$0.19		$0.22
Diluted	$(1.12)		$0.14	$0.18		$0.21
Weighted average shares outstanding:
Basic	17,194,286		17,194,286	29,836,960		29,836,960
Diluted	17,194,286		23,988,555	30,760,414		30,760,414

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

RECONCILIATION BETWEEN GAAP AND ADJUSTED NET INCOME (LOSS)

	Nine months ended
	September 30, 2005			September 30, 2006
	GAAP	Adjustments	As Adjusted	GAAP	Adjustments	As Adjusted
Service revenue	$45,587,587		$45,587,587	$68,074,661		$68,074,661
Operating costs and expenses:
Professional services (includes non-cash compensation expense of $521,807 and $3,333,430)	15,796,222	(521,807)	15,274,415	26,500,833	(3,333,430)	23,167,403
Sales, general, and administrative (includes non-cash compensation expense of $3,175,063 and $660,512)	16,794,642	(3,175,063)	13,619,579	19,224,442	(660,512)	18,563,930
Depreciation and amortization	829,378	—	829,378	1,580,439	—	1,580,439

Total operating costs and expenses	33,420,242	(3,696,870)	29,723,372	47,305,714	(3,993,942)	43,311,772

Operating income	12,167,345	3,696,870	15,864,215	20,768,947	3,993,942	24,762,889
Other income (expense):
Interest expense	(723,254)		(723,254)	(560,270)		(560,270)
Interest income	34,236		34,236	2,026,675		2,026,675
Other, net	(60,815)		(60,815)	(64,136)		(64,136)
Change in fair value of redeemable preferred stock conversion feature	(28,109,723)	28,109,723	—	(44,183,770)	44,183,770	—

Total other income (expense)	(28,859,556)	28,109,723	(749,833)	(42,781,501)	44,183,770	1,402,269

Income (loss) before income taxes	(16,692,211)	31,806,593	15,114,382	(22,012,554)	48,177,712	26,165,158
Income tax expense	4,430,020	1,441,779	5,871,799	8,595,532	1,557,638	10,153,170

Net income (loss)	(21,122,231)	30,364,814	9,242,583	(30,608,086)	46,620,074	16,011,988
Redeemable preferred stock accretion	(790,010)	790,010	—	(117,534)	117,534	—
Preferred dividends	(5,486,555)	5,486,555	—	—	—	—

Income (loss) applicable to common stockholders	$(27,398,796)	$36,641,379	$9,242,583	$(30,725,620)	$46,737,608	$16,011,988

Earnings (loss) per share:
Basic	$(1.59)		$0.54	$(1.09)		$0.57
Diluted	$(1.59)		$0.39	$(1.09)		$0.54
Weighted average shares outstanding:
Basic	17,194,286		17,194,286	28,061,658		28,061,658
Diluted	17,194,286		23,834,227	28,061,658		29,749,319